UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2005

CWABS, Inc. (as depositor under an Indenture, dated as of May 27, 2005, providing for, inter alia, the issuance of Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-118926	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 27, 2005, a single series of bonds, entitled CWABS, Inc., Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2 (the “Notes”), were issued pursuant to an indenture, dated as of May 27, 2005 (the “Agreement”), between Encore Credit Receivables Trust 2005-2, a Delaware statutory trust, as Issuer (the “Issuer”), and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”).

Item 8.01.	Other Events.

Description of the Initial Mortgage Pool1

The Notes, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of one- to four-family, fixed and adjustable-rate first liens mortgage loans (the “Mortgage Loans”). The Mortgage Loans have an initial aggregate principal balance of approximately $1,400,000,092.

The tables attached as an exhibit hereto describe certain characteristics of the Initial Mortgage Pool as of the Cut-off Date, with respect to the Initial Mortgage Loans.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

_________________________

1                                   Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated October 25, 2004 and the Prospectus Supplement dated May 25, 2005 of CWABS, Inc., relating to its Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2.

Exhibit No.	Description
99.1	Characteristics of the Final Mortgage Loans in the Mortgage Pool as of the Cut-off Date, relating to the Company’s Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CWABS, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: June 24, 2005